Exhibit 10.1

SILK ROAD MEDICAL, INC.

2019 EQUITY INCENTIVE PLAN

FORM OF PERFORMANCE STOCK UNIT AGREEMENT

NOTICE OF PERFORMANCE STOCK UNIT GRANT

Unless otherwise defined herein, the terms defined in the Silk Road Medical, Inc. 2019 Equity Incentive Plan (the “Plan”) will have the same defined meanings in this Performance Stock Unit Agreement, which includes the Notice of Performance Stock Unit Grant (the “Notice of Grant”), the Terms and Conditions of Performance Stock Unit Grant attached hereto as Exhibit A, and all other exhibits and appendices attached hereto (all together, the “Award Agreement”).

Participant:

Address:

The undersigned Participant has been granted the right to receive an Award of Restricted Stock Units, subject to the terms and conditions of the Plan and this Award Agreement, as follows:

Grant Number:

Date of Grant:

Vesting Commencement Date:

Target Number of Restricted Stock Units:

Maximum Number of Restricted Stock Units:

Vesting Schedule:

Subject to any acceleration provisions contained in the Plan, the Restricted Stock Units are eligible to vest only if both (a) the performance-based goals described below are achieved, and (b) the service-based requirements as described below are met.

Performance-Based Vesting Component. The actual number of Restricted Stock Units that will be eligible to vest will be determined based on the achievement of the Company’s Total Shareholder Return (“TSR”) versus the Benchmark Companies (as defined below),  multiplied by a TSR Performance Multiplier (as defined below) as measured over three separate performance periods (each a “Performance Period”).  Any Restricted Stock Units that become eligible to vest after satisfaction of the applicable TSR goals with respect to a Performance Period are referred to herein as the “Eligible RSUs.”  A specified number of Restricted Stock Units may become Eligible RSUs as a result of the attainment of TSR goals during each Performance Period (the target number of Restricted Stock Units with respect to a specific Performance Period, the “Performance Period Target RSUs”).

The three Performance Periods and their applicable Performance Period Target RSUs and TSR Performance Multiplier are as follows:

Performance Period	Performance Period Target RSUs	TSR Performance Multiplier
_________, 20XX – __________, 20XX (the “One Year Performance Period”)	1/3 of Target Number of Restricted Stock Units	0% to 100%
_________, 20XX – __________, 20XX (the “Two Year Performance Period”)	1/3 of Target Number of Restricted Stock Units	0% to 100%
_________, 20XX – __________, 20XX (the “Three Year Performance Period”)	100% of Target Number of Restricted Stock Units, minus any previously vested Eligible RSUs.	0% to 200%

The Eligible RSUs for the One Year Performance Period and the Two Year Performance Period will be determined by (i) multiplying 1/3 of the Target Number of Restricted Stock Units by (ii) the TSR Performance Multiplier, as follows:

Target Number of Restricted Stock Units	x	33.33%	x	TSR Performance Multiplier	=	Eligible RSUs

The Eligible RSUs for the Three Year Performance Period will be determined by (i) multiplying the Target Number of Restricted Stock Units by (ii) the TSR Performance Multiplier to determine the maximum RSU Award, and then (iii) subtracting from the maximum RSU Award amount any previously vested Eligible RSUs, to arrive at the final Eligible RSU award as follows:

Target Number of Restricted Stock Units	x	TSR Performance Multiplier	=	Maximum RSU Award
Maximum RSU Award	-	Previously vested Eligible RSUs in One and Two Year Performance Periods	=	Eligible RSUs

TSR versus Benchmark. The number of Eligible RSUs will be determined based on the levels of achievement of TSR by the Company during the applicable Performance Periods, as compared to the TSR achieved by the companies comprising the Benchmark Companies.  For purposes of this Award Agreement, the “Benchmark Companies” shall mean the following companies, provided that a company shall be removed from the list of Benchmark Companies to the extent the stock of such company is not publicly traded on an established stock exchange or national market system through the end of the applicable Performance Period:

[List of Benchmark Companies]

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TSR Performance Multiplier.  The TSR of the Company and of each of the companies comprising the Benchmark Companies as of the last day of the applicable Performance Period shall be calculated for each Performance Period.  The percentage of Performance Period Target RSUs with respect to a Performance Period that become Eligible RSUs (if any) will be determined by the percentage derived from the table below, which percentage depends on the percentile ranking of the Company’s TSR in relation to the TSR of each of the Benchmark Companies (the “TSR Performance Multiplier”). To the extent that the Company’s TSR results for the applicable Performance Period fall between any levels set forth in the table below, the percentage of applicable Performance Period Target RSUs that will become Eligible RSUs with respect to such Performance Period will be determined based on linear interpolation using the Company TSR Percentile Rank amount in the table that is greater than but closest to the Company’s results and the amount in the table that is less than but closest to the Company’s results, and their corresponding percentages.

Company TSR Percentile Rank in relation to Benchmark Companies for Applicable Performance Period	TSR Performance Multiplier
At or Above xx%	xxx%
xx%	xxx%
xx%	xxx%
xx%	xxx%
xx%	xxx%
xx%	xxx%
xx%	xx%
xx%	xx%
xx%	xx%
xx%	xx%
xx%	xx%
Below xx%	x%

For purposes of the TSR calculations, the following rules shall apply.  The beginning and ending prices for the Company’s Common Stock and each stock of the Benchmark Companies shall be the average stock price during the  60 trading days ending on ________, 20XX and the last 60 trading days of the applicable Performance Period, respectively.

All determinations regarding TSR goals shall be made by the Administrator in its sole discretion and all such determinations shall be final and binding on all parties.  For the avoidance of doubt, the Administrator may make equitable adjustments to the TSR calculations with respect to the Company and each of the Benchmark Companies to account for changes in the capitalization of each such entity.  Restricted Stock Units, if any, will be deemed to have become Eligible RSUs as of the date on which the Administrator has certified in writing as to the level of achievement of the TSR goals.  This certification shall be made no later than 45 days following the end of the applicable

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Performance Period (the date of such certification with respect to a Performance Period, a “Certification Date”).

Notwithstanding the foregoing, with respect to each of the One Year Performance Period and the Two Year Performance Period, the number of Eligible RSUs arising from achievement of the TSR goals may not result in more than 1/3 of the Target Number of Restricted Stock Units subject to this Award Agreement becoming Eligible RSUs for that Performance Period (for the avoidance of doubt, if the Company TSR Percentile Rank is greater than xx%, the TSR Performance Multiplier for that period will not exceed xxx%.)

Notwithstanding the foregoing, with respect to the Three Year Performance Period, the number of Eligible RSUs arising from achievement of the TSR goals may not result in more than the Maximum Number of Restricted Stock Units subject to this Award Agreement becoming Eligible RSUs.

Any Restricted Stock Units that fail to become Eligible RSUs on the Certification Date related to the applicable Performance Period will terminate on such Certification Date for no consideration.

Service-Based Vesting Component.  In order to vest in any Eligible RSUs, Participant must remain a Service Provider through the following periods:

1.

One Year Performance Period:  With respect to Restricted Stock Units that become Eligible RSUs pursuant to the achievement of TSR goals during the One Year Performance Period, 100% of the Eligible RSUs will vest on the last day of the One Year Performance Period (the “One Year Performance End Date”), subject to the Participant remaining a Service Provider through the One Year Performance End Date.

2.

Two Year Performance Period:  With respect to Restricted Stock Units that become Eligible RSUs pursuant to the achievement of TSR goals during the Two Year Performance Period, 100% of the Eligible RSUs will vest on the last day of the Two Year Performance Period (the  “Two Year Performance End Date”), subject to the Participant remaining a Service Provider through the Two Year Performance End Date.

3.

Three Year Performance Period:  With respect to Restricted Stock Units that become Eligible RSUs pursuant to the achievement of TSR goals during the Three Year Performance Period, 100% of the Eligible RSUs will vest on the last day of the Three Year Performance Period (the  “Three Year Performance End Date”), subject to the Participant remaining a Service Provider through the Three Year Performance End Date.

Change in Control.  If a Change in Control occurs while Participant is a Service Provider and before the Three Year Performance Period End Date, the following rules will apply:

1.

A number of Restricted Stock Units will become Eligible RSUs as of the date of the Change in Control (the “Change in Control Date”) by treating the Change in Control Date as the as the last day of the Three Year Performance Period during which the Change in Control Date occurs, and determining the degree of attainment of TSR goals with respect to the Three Year Performance Period based on the standard terms set forth above, provided that the ending price for the Company’s Common Stock for purposes of this calculation will be equal to the Transaction Value Per Share.

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2.	100% of the Eligible RSUs (based on the calculation in the foregoing paragraph) outstanding on the Change in Control Date will vest on the Change in Control Date.
3.	Any Restricted Stock Units that fail to become Eligible RSUs in connection with a Change in Control will terminate as of the Change in Control Date for no consideration.
4.

For purposes of this Award Agreement, “Transaction Value Per Share” means the sum of the value of all consideration that is distributable with respect to one Share (factoring in the aggregate exercise price of outstanding stock options and warrants where such exercise price is not included in the value of consideration distributable to holders of capital stock in such Change in Control), assuming that all “milestone” or other “contingent consideration” that is eligible to be received by the holders of the Company’s capital stock is deemed earned and paid out at the maximum level of achievement as of the date of such Change in Control, as such value is determined by the Board in good faith at the time of the Change in Control.

Termination of Employment.  In the event Participant ceases to be a Service Provider for any or no reason before Participant vests in the right to acquire the Shares to be issued pursuant to this Award of Restricted Stock Units, the Restricted Stock Units and Participant’s right to acquire any Shares hereunder will immediately terminate for no consideration, except as follows.    Any Restricted Stock Units that become Eligible RSUs in accordance with the above provisions will (i) accelerate and fully vest if the Participant ceases to be a Service Provider due to death or Disability, and (ii) be subject to potential accelerated vesting in accordance with the terms of any employment or severance agreement between Participant and the Company that was entered into before the Date of Grant, provided that in the event of a Change in Control, the provisions of this Award Agreement will control in all respects.  However, notwithstanding any contrary provision of any such agreement, any Restricted Stock Units that have not become Eligible RSUs will not be subject to the accelerated vesting provisions of any such agreement.

[Signature Page Follows]

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By Participant’s signature and the signature of the representative of Silk Road Medical, Inc. (the “Company”) below, Participant and the Company agree that this Award of Restricted Stock Units is granted under and governed by the terms and conditions of the Plan and this Award Agreement, including the Terms and Conditions of Performance Stock Unit Grant, attached hereto as Exhibit A, all of which are made a part of this document.  Participant acknowledges receipt of a copy of the Plan.   Participant has reviewed the Plan and this Award Agreement in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Award Agreement, and fully understands all provisions of the Plan and this Award Agreement.  Participant hereby agrees to accept as binding, conclusive, and final all decisions or interpretations of the Administrator upon any questions relating to the Plan and the Award Agreement.  Participant further agrees to notify the Company upon any change in the residence address indicated below.

By accepting this Award Agreement, Participant expressly consents to the sale of Shares to cover the Tax Withholding Obligations (as defined in the Terms and Conditions of Performance Stock Unit Grant) arising from the Restricted Stock Units and any associated broker or other fees and agrees and acknowledges that Participant may not satisfy them by any means other than such sale of Shares, unless required to do so by the Administrator or pursuant to the Administrator’s express written consent.

PARTICIPANT:	SILK ROAD MEDICAL, INC.

Signature	Signature

Print Name	Print Name

Title
Address:

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EXHIBIT A

TERMS AND CONDITIONS OF PERFORMANCE STOCK UNIT GRANT

1. Grant of Restricted Stock Units.  The Company hereby grants to the individual (the “Participant”) named in the Notice of Performance Stock Unit Grant of this Award Agreement (the “Notice of Grant”) under the Plan an Award of Restricted Stock Units, subject to all of the terms and conditions in this Award Agreement and the Plan, which is incorporated herein by reference.  Subject to Section 19(c) of the Plan, in the event of a conflict between the terms and conditions of the Plan and this Award Agreement, the terms and conditions of the Plan shall prevail.

2. Company’s Obligation to Pay.  Each Restricted Stock Unit represents the right to receive a Share on the date it vests.  Unless and until the Restricted Stock Units will have vested in the manner set forth in Section 3 or 4, Participant will have no right to payment of any such Restricted Stock Units.  Prior to actual payment of any vested Restricted Stock Units, such Restricted Stock Unit will represent an unsecured obligation of the Company, payable (if at all) only from the general assets of the Company.

3. Vesting Schedule.  Except as provided in Section 4, and subject to Section 5, the Restricted Stock Units awarded by this Award Agreement will vest in accordance with the vesting schedule set forth in the Notice of Grant, subject to Participant continuing to be a Service Provider through each applicable vesting date.

4. Payment after Vesting.

(a) General Rule.  Subject to Section 8, any Restricted Stock Units that vest will be paid to Participant (or in the event of Participant’s death, to his or her properly designated beneficiary or estate) in whole Shares.  Subject to the provisions of Section 4(b), such vested Restricted Stock Units shall be paid in whole Shares as soon as practicable after vesting, but in each such case within sixty (60) days following the vesting date.  In no event will Participant be permitted, directly or indirectly, to specify the taxable year of payment of any Restricted Stock Units payable under this Award Agreement.

(b) Acceleration.

(i) Discretionary Acceleration.  The Administrator, in its discretion, may accelerate the vesting of the balance, or some lesser portion of the balance, of the unvested Restricted Stock Units at any time, subject to the terms of the Plan.  If so accelerated, such Restricted Stock Units will be considered as having vested as of the date specified by the Administrator.  If Participant is a U.S. taxpayer, the payment of Shares vesting pursuant to this Section 4(b) shall in all cases be paid at a time or in a manner that ensures the Restricted Stock Units are exempt from, or comply with, Section 409A.  The prior sentence may be superseded in a future agreement or amendment to this Award Agreement only by direct and specific reference to such sentence.

(ii) Notwithstanding anything in the Plan or this Award Agreement or any other agreement (whether entered into before, on or after the Date of Grant), if the vesting of the balance, or some lesser portion of the balance, of the Restricted Stock Units is accelerated in connection with Participant’s termination as a Service Provider (provided that such termination is a “separation from service” within the meaning of Section 409A, as determined by the Company), other than due to Participant’s death, and if (x) Participant is a U.S. taxpayer and a “specified employee” within the meaning of Section 409A at the time of such termination as a Service Provider and (y) the payment of such accelerated Restricted Stock Units will result in the imposition of additional tax under Section 409A if paid to Participant on or within the six (6) month period following Participant’s termination as a Service Provider, then the payment of such accelerated Restricted Stock Units will not be made until the date six (6) months and one (1) day following the date of Participant’s termination as a Service Provider, unless Participant dies following his or her termination as a Service Provider, in which case, the Restricted Stock Units will be paid in Shares to Participant’s estate as soon as practicable following his or her death.

(c) Section 409A.  It is the intent of this Award Agreement that it and all payments and benefits to U.S. taxpayers hereunder be exempt from, or, if not exempt, comply with, the requirements of Section 409A so that none of the Restricted Stock Units provided under this Award Agreement or Shares issuable thereunder will be subject to the additional tax imposed under Section 409A, and any ambiguities herein will be interpreted to be so exempt or so comply.  Each payment payable under this Award Agreement is intended to constitute a separate payment for purposes of Treasury Regulation Section 1.409A-2(b)(2).  However, in no event will the Company reimburse Participant, or be otherwise responsible for, any taxes or costs that may be imposed on Participant as a result of Section 409A.  For purposes of this Award Agreement, “Section 409A” means Section 409A of the Code, and any final Treasury Regulations and Internal Revenue Service guidance thereunder, as each may be amended from time to time.

5. Forfeiture Upon Termination as a Service Provider.  Notwithstanding any contrary provision of this Award Agreement, if Participant ceases to be a Service Provider for any or no reason, the then-unvested Restricted Stock Units awarded by this Award Agreement will thereupon be forfeited at no cost to the Company and Participant will have no further rights thereunder.

6. Tax Consequences.  Participant has reviewed with his or her own tax advisors the U.S. federal, state, local and non-U.S. tax consequences of this investment and the transactions contemplated by this Award Agreement.  With respect to such matters, Participant relies solely on such advisors and not on any statements or representations of the Company or any of its agents, written or oral.  Participant understands that Participant (and not the Company) shall be responsible for Participant’s own tax liability that may arise as a result of this investment or the transactions contemplated by this Award Agreement.

7. Death of Participant.  Any distribution or delivery to be made to Participant under this Award Agreement will, if Participant is then deceased, be made to Participant’s designated beneficiary, or if no beneficiary survives Participant, the administrator or executor of Participant’s estate.  Any such transferee must furnish the Company with (a) written notice of his or her status as transferee, and (b) evidence satisfactory to the Company to establish the validity of the transfer and compliance with any laws or regulations pertaining to said transfer.

8. Tax Obligations

(a) Responsibility for Taxes.    Participant acknowledges that, regardless of any action taken by the Company or, if different, Participant’s employer (the “Employer”) or Parent or Subsidiary to which Participant is providing services (together, the Company, Employer and/or Parent or Subsidiary to which the Participant is providing services, the “Service Recipient”), the ultimate liability for any tax and/or social insurance liability obligations and requirements in connection with the Restricted Stock Units, including, without limitation, (i) all federal, state, and local taxes (including the Participant’s Federal Insurance Contributions Act (FICA) obligation) that are required to be withheld by the Company or the Employer or other payment of tax-related items related to Participant’s participation in the Plan and legally applicable to Participant, (ii) the Participant’s and, to the extent required by the Company (or Service Recipient), the Company’s (or Service Recipient’s) fringe benefit tax liability, if any, associated with the grant, vesting, or settlement of the Restricted Stock Units or sale of Shares, and (iii) any other Company (or Service Recipient) taxes the responsibility for which the Participant has, or has agreed to bear, with respect to the Restricted Stock Units (or settlement thereof or issuance of Shares thereunder) (collectively, the “Tax Obligations”), is and remains Participant’s responsibility and may exceed the amount actually withheld by the Company or the Service Recipient.  Participant further acknowledges that the Company and/or the Service Recipient (A) make no representations or undertakings regarding the treatment of any Tax Obligations in connection with any aspect of the Restricted Stock Units, including, but not limited to, the grant, vesting or settlement of the Restricted Stock Units, the subsequent sale of Shares acquired pursuant to such settlement and the receipt of any dividends or other distributions, and (B) do not commit to and are under no obligation to structure the terms of the grant or any aspect of the Restricted Stock Units to reduce or eliminate Participant’s liability for Tax Obligations or achieve any particular tax result.  Further, if Participant is subject to Tax Obligations in more than one jurisdiction between the Date of Grant and the date of any relevant taxable or tax withholding event, as applicable, Participant acknowledges that the Company and/or the Service Recipient (or former employer, as applicable) may be required to withhold or account for Tax Obligations in more than one jurisdiction.  If Participant fails to make satisfactory arrangements for the payment of any required Tax Obligations hereunder at the time of the applicable taxable event, Participant acknowledges and agrees that the Company may refuse to issue or deliver the Shares.

(b) Tax Withholding and Default Sell-to-Cover Method of Tax Withholding.  When Shares are issued as payment for vested Restricted Stock Units, Participant generally will recognize immediate U.S. taxable income if Participant is a U.S. taxpayer.  If Participant is a non-U.S. taxpayer, Participant will be subject to applicable taxes in his or her jurisdiction.  Subject to Section 8(c), the minimum amount of Tax Obligations which the Company determines must be withheld with respect to this Award (“Tax Withholding Obligation”) will be satisfied by Shares being sold on Participant’s behalf at the prevailing market price pursuant to such procedures as the Company may specify from time to time, including through a broker-assisted arrangement (it being understood that the Shares to be sold must have vested pursuant to the terms of this Award Agreement and the Plan) (the “Sell-to-Cover Method”).  The Participant will have no control or input into the timing of the sell to cover sales.  The proceeds from the Sell-to-Cover Method will be used to satisfy Participant’s Tax Withholding Obligation arising with respect to this Award.  In addition to Shares sold to satisfy the Tax Withholding Obligation, additional Shares will be sold to satisfy any associated broker or other fees if then permitted under Rule 10b5-1 under the Securities Exchange Act of 1934, as amended, or applicable securities laws.  Only whole Shares will be sold through the Sell-to-Cover Method to satisfy any Tax Withholding Obligation (and, if permitted, any associated broker or other fees).  Any proceeds from the sale of Shares in excess of the Tax Withholding Obligation (and, if permitted, any associated broker or other fees) generated through the Sell-to-Cover Method will be paid to Participant in accordance with procedures the Company may specify from time to time.  By accepting this Award, Participant expressly consents to the sale of Shares to cover the Tax Withholding Obligation (and any associated broker or other fees) through the Sell-to-Cover Method and agrees and acknowledges that Participant may not satisfy them by any means other than such sale of Shares, unless required to do so by the Administrator or pursuant to the Administrator’s express written consent.

(c) Administrator Discretion.  Notwithstanding the foregoing Sections 8(a) and 8(b), if the Administrator determines it is in the best interests of the Company for Participant to satisfy Participant’s Tax Withholding Obligation by a method other than through the default Sell-to-Cover Method described in Section 8(b), it may permit or require Participant to satisfy Participant’s Tax Withholding Obligation, in whole or in part (without limitation), if permissible by Applicable Laws,  by (i) paying cash, (ii) withholding the amount of such Tax Withholding Obligation from Participant’s wages or other cash compensation paid to Participant by the Company and/or the Service Recipient, (iii) delivering to the Company Shares that Participant owns and that have vested with a fair market value equal to the amount required to be withheld (or such greater amount up to the maximum statutory rate applicable to the Participant if permitted by the Administrator and provided such greater amount would not result in adverse financial accounting consequences to the Company as determined by the Administrator), (iv) by having the Company withhold otherwise deliverable Shares having a fair market value equal to the amount required to be withheld (or such greater amount up to the maximum statutory rate applicable to the Participant if permitted by the Administrator and provided such greater amount would not result in adverse financial accounting consequences to the Company as determined by the Administrator) or (v) such other means as the Administrator deems appropriate.

(d) Company’s Obligation to Deliver Shares.  For clarification purposes, in no event will the Company issue Participant any Shares unless and until arrangements satisfactory to the Administrator have been made for the payment of Participant’s Tax Withholding Obligation.  If Participant fails to make satisfactory arrangements for the payment of such Tax Withholding Obligations hereunder at the time any applicable Restricted Stock Units otherwise are scheduled to vest pursuant to Sections 3 or 4 or Participant’s Tax Withholding Obligations otherwise become due, Participant will permanently forfeit such Restricted Stock Units to which Participant’s Tax Withholding Obligation relates and any right to receive Shares thereunder and such Restricted Stock Units will be returned to the Company at no cost to the Company.  Participant acknowledges and agrees that the Company may refuse to issue or deliver the Shares if such Tax Obligations are not delivered at the time they are due.

9. Rights as Stockholder.  Neither Participant nor any person claiming under or through Participant will have any of the rights or privileges of a stockholder of the Company in respect of any Shares deliverable hereunder unless and until certificates representing such Shares (which may be in book entry form) will have been issued, recorded on the records of the Company or its transfer agents or registrars, and delivered to Participant (including through electronic delivery to a brokerage account).  After such issuance, recordation, and delivery, Participant will have all the rights of a stockholder of the Company with respect to voting such Shares and receipt of dividends and distributions on such Shares.

10. No Guarantee of Continued Service.  PARTICIPANT ACKNOWLEDGES AND AGREES THAT THE VESTING OF THE RESTRICTED STOCK UNITS PURSUANT TO THE VESTING SCHEDULE HEREOF IS EARNED ONLY BY CONTINUING AS A SERVICE PROVIDER, WHICH UNLESS PROVIDED OTHERWISE UNDER APPLICABLE LAW IS AT THE WILL OF THE COMPANY (OR THE SERVICE RECIPIENT) AND NOT THROUGH THE ACT OF BEING HIRED, BEING GRANTED THIS RESTRICTED STOCK UNIT AWARD OR ACQUIRING SHARES HEREUNDER.  PARTICIPANT FURTHER ACKNOWLEDGES AND AGREES THAT THIS AWARD AGREEMENT, THE TRANSACTIONS CONTEMPLATED HEREUNDER AND THE VESTING SCHEDULE SET FORTH HEREIN DO NOT CONSTITUTE AN EXPRESS OR IMPLIED PROMISE OF CONTINUED ENGAGEMENT AS A SERVICE PROVIDER FOR THE VESTING PERIOD, FOR ANY PERIOD, OR AT ALL, AND SHALL NOT INTERFERE IN ANY WAY WITH PARTICIPANT’S RIGHT OR THE RIGHT OF THE COMPANY (OR THE SERVICE RECIPIENT) TO TERMINATE PARTICIPANT’S RELATIONSHIP AS A SERVICE PROVIDER, SUBJECT TO APPLICABLE LAW, WHICH TERMINATION, UNLESS PROVIDED OTHERWISE UNDER APPLICABLE LAW, MAY BE AT ANY TIME, WITH OR WITHOUT CAUSE.

11. Grant is Not Transferable.  Except to the limited extent provided in Section 7, this grant and the rights and privileges conferred hereby will not be transferred, assigned, pledged or hypothecated in any way (whether by operation of law or otherwise) and will not be subject to sale under execution, attachment or similar process.  Upon any attempt to transfer, assign, pledge, hypothecate or otherwise dispose of this grant, or any right or privilege conferred hereby, or upon any attempted sale under any execution, attachment or similar process, this grant and the rights and privileges conferred hereby immediately will become null and void.

12. Nature of Grant. In accepting the grant, Participant acknowledges, understands, and agrees that:

(a) the grant of the Restricted Stock Units is voluntary and occasional and does not create any contractual or other right to receive future grants of Restricted Stock Units, or benefits in lieu of Restricted Stock Units, even if Restricted Stock Units have been granted in the past;

(b) all decisions with respect to future Restricted Stock Units or other grants, if any, will be at the sole discretion of the Company;
(c) Participant is voluntarily participating in the Plan;
(d) the Restricted Stock Units and the Shares subject to the Restricted Stock Units are not intended to replace any pension rights or compensation;

(e) the Restricted Stock Units and the Shares subject to the Restricted Stock Units, and the income and value of same, are not part of normal or expected compensation for purposes of calculating any severance, resignation, termination, redundancy, dismissal, end-of-service payments, bonuses, long-service awards, pension or retirement or welfare benefits or similar payments;

(f) the future value of the underlying Shares is unknown, indeterminable and cannot be predicted;

(g) for purposes of the Restricted Stock Units, Participant’s status as a Service Provider will be considered terminated as of the date Participant is no longer actively providing services to the Company or any Parent or Subsidiary (regardless of the reason for such termination and whether or not later to be found invalid or in breach of employment laws in the jurisdiction where Participant is a Service Provider or the terms of Participant’s employment or service agreement, if any), and unless otherwise expressly provided in this Award Agreement (including by reference in the Notice of Grant to other arrangements or contracts) or determined by the Administrator, Participant’s right to vest in the Restricted Stock Units under the Plan, if any, will terminate as of such date and will not be extended by any notice period (e.g., Participant’s period of service would not include any contractual notice period or any period of “garden leave” or similar period mandated under employment laws in the jurisdiction where Participant is a Service Provider or the terms of Participant’s employment or service agreement, if any, unless Participant is providing bona fide services during such time); the Administrator shall have the exclusive discretion to determine when Participant is no longer actively providing services for purposes of the Restricted Stock Units grant (including whether Participant may still be considered to be providing services while on a leave of absence and consistent with local law);

(h) unless otherwise provided in the Plan or by the Company in its discretion, the Restricted Stock Units and the benefits evidenced by this Award Agreement do not create any entitlement to have the Restricted Stock Units or any such benefits transferred to, or assumed by, another company nor be exchanged, cashed out or substituted for, in connection with any corporate transaction affecting the Shares; and

(i) the following provisions apply only if Participant is providing services outside the United States:
(i) the Restricted Stock Units and the Shares subject to the Restricted Stock Units are not part of normal or expected compensation or salary for any purpose;

(ii) Participant acknowledges and agrees that none of the Company, the Employer or any Parent or Subsidiary shall be liable for any foreign exchange rate fluctuation between Participant’s local currency and the United States Dollar that may affect the value of the Restricted Stock Units or of any amounts due to Participant pursuant to the settlement of the Restricted Stock Units or the subsequent sale of any Shares acquired upon settlement; and

(iii) no claim or entitlement to compensation or damages shall arise from forfeiture of the Restricted Stock Units resulting from the termination of Participant’s status as a Service Provider (for any reason whatsoever whether or not later found to be invalid or in breach of employment laws in the jurisdiction where Participant is a Service Provider or the terms of Participant’s employment or service agreement, if any), and in consideration of the grant of the Restricted Stock Units to which Participant is otherwise not entitled, Participant irrevocably agrees never to institute any claim against the Company, any Parent or Subsidiary or the Service Recipient, waives his or her ability, if any, to bring any such claim, and releases the Company, any Parent or Subsidiary and the Service Recipient from any such claim; if, notwithstanding the foregoing, any such claim is allowed by a court of competent jurisdiction, then, by participating in the Plan, Participant shall be deemed irrevocably to have agreed not to pursue such claim and agrees to execute any and all documents necessary to request dismissal or withdrawal of such claim.

13. No Advice Regarding Grant.  The Company is not providing any tax, legal or financial advice, nor is the Company making any recommendations regarding Participant’s participation in the Plan, or Participant’s acquisition or sale of the underlying Shares.  Participant is hereby advised to consult with his or her own personal tax, legal and financial advisors regarding his or her participation in the Plan before taking any action related to the Plan.

14. Data Privacy.  Participant hereby explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of Participant’s personal data as described in this Award Agreement and any other Restricted Stock Unit grant materials by and among, as applicable, the Employer or other Service Recipient, the Company and any Parent or Subsidiary for the exclusive purpose of implementing, administering and managing Participant’s participation in the Plan.

Participant understands that the Company and the Service Recipient may hold certain personal information about Participant, including, but not limited to, Participant’s name, home address and telephone number, date of birth, social insurance number or other identification number, salary, nationality, job title, any Shares or directorships held in the Company, details of all Restricted Stock Units or any other entitlement to Shares awarded, canceled, exercised, vested, unvested or outstanding in Participant’s favor (“Data”), for the exclusive purpose of implementing, administering and managing the Plan.

Participant understands that Data will be transferred to a stock plan service provider as may be selected by the Company in the future, which is assisting the Company with the implementation, administration, and management of the Plan.  Participant understands that the recipients of the Data may be located in the United States or elsewhere, and that the recipients’ country of operation (e.g., the United States) may have different data privacy laws and protections than Participant’s country.  Participant understands that if he or she resides outside the United States, he or she may request a list with the names and addresses of any potential recipients of the Data by contacting his or her local human resources representative.  Participant authorizes the Company, any stock plan service provider selected by the Company and any other possible recipients which may assist the Company (presently or in the future) with implementing, administering and managing the Plan to receive, possess, use, retain and transfer the Data, in electronic or other form, for the sole purpose of implementing, administering and managing his or her participation in the Plan.  Participant understands that Data will be held only as long as is necessary to implement, administer and manage Participant’s participation in the Plan.  Participant understands if he or she resides outside the United States, he or she may, at any time, view Data, request additional information about the storage and processing of Data, require any necessary amendments to Data or refuse or withdraw the consents herein, in any case without cost, by contacting in writing his or her local human resources representative.  Further, Participant understands that he or she is providing the consents herein on a purely voluntary basis.  If Participant does not consent, or if Participant later seeks to revoke his or her consent, his or her status as a Service Provider and career with the Service Recipient will not be adversely affected; the only adverse consequence of refusing or withdrawing Participant’s consent is that the Company would not be able to grant Participant Restricted Stock Units or other equity awards or administer or maintain such awards.  Therefore, Participant understands that refusing or withdrawing his or her consent may affect Participant’s ability to participate in the Plan.  For more information on the consequences of Participant’s refusal to consent or withdrawal of consent, Participant understands that he or she may contact his or her local human resources representative.

15. Address for Notices.  Any notice to be given to the Company under the terms of this Award Agreement will be addressed to the Company at Silk Road Medical, Inc., 1213 Innsbruck Dr., Sunnyvale, CA 94089, or at such other address as the Company may hereafter designate in writing.

16. Electronic Delivery and Acceptance.  The Company may, in its sole discretion, decide to deliver any documents related to the Restricted Stock Units awarded under the Plan or future Restricted Stock Units that may be awarded under the Plan by electronic means or request Participant’s consent to participate in the Plan by electronic means.  Participant hereby consents to receive such documents by electronic delivery and agrees to participate in the Plan through any on-line or electronic system established and maintained by the Company or a third party designated by the Company.

17. No Waiver.  Either party’s failure to enforce any provision or provisions of this Award Agreement shall not in any way be construed as a waiver of any such provision or provisions, nor prevent that party from thereafter enforcing each and every other provision of this Award Agreement.  The rights granted both parties herein are cumulative and shall not constitute a waiver of either party’s right to assert all other legal remedies available to it under the circumstances.

18. Successors and Assigns.  The Company may assign any of its rights under this Award Agreement to single or multiple assignees, and this Award Agreement shall inure to the benefit of the successors and assigns of the Company.  Subject to the restrictions on transfer herein set forth, this Award Agreement shall be binding upon Participant and his or her heirs, executors, administrators, successors and assigns.  The rights and obligations of Participant under this Award Agreement may only be assigned with the prior written consent of the Company.

19. Additional Conditions to Issuance of Stock.  If at any time the Company will determine, in its discretion, that the listing, registration, qualification or rule compliance of the Shares upon any securities exchange or under any state, federal or non-U.S. law, the tax code and related regulations or under the rulings or regulations of the United States Securities and Exchange Commission or any other governmental regulatory body or the clearance, consent or approval of the United States Securities and Exchange Commission or any other governmental regulatory authority is necessary or desirable as a condition to the issuance of Shares to Participant (or his or her estate) hereunder, such issuance will not occur unless and until such listing, registration, qualification, rule compliance, clearance, consent or approval will have been completed, effected or obtained free of any conditions not acceptable to the Company.  Subject to the terms of the Award Agreement and the Plan, the Company shall not be required to issue any certificate or certificates for Shares hereunder prior to the lapse of such reasonable period of time following the date of vesting of the Restricted Stock Units as the Administrator may establish from time to time for reasons of administrative convenience.

20. Language.  If Participant has received this Award Agreement or any other document related to the Plan translated into a language other than English and if the meaning of the translated version is different than the English version, the English version will control.

21. Interpretation.  The Administrator will have the power to interpret the Plan and this Award Agreement and to adopt such rules for the administration, interpretation and application of the Plan as are consistent therewith and to interpret or revoke any such rules (including, but not limited to, the determination of whether or not any Restricted Stock Units have vested).  All actions taken and all interpretations and determinations made by the Administrator in good faith will be final and binding upon Participant, the Company and all other interested persons.  Neither the Administrator nor any person acting on behalf of the Administrator will be personally liable for any action, determination, or interpretation made in good faith with respect to the Plan or this Award Agreement.

22. Captions. Captions provided herein are for convenience only and are not to serve as a basis for interpretation or construction of this Award Agreement.

23. Amendment, Suspension or Termination of the Plan.  By accepting this Award, Participant expressly warrants that he or she has received an Award of Restricted Stock Units under the Plan, and has received, read, and understood a description of the Plan.  Participant understands that the Plan is discretionary in nature and may be amended, suspended or terminated by the Company at any time.

24. Modifications to the Award Agreement.  This Award Agreement constitutes the entire understanding of the parties on the subjects covered.  Participant expressly warrants that he or she is not accepting this Award Agreement in reliance on any promises, representations, or inducements other than those contained herein.  Modifications to this Award Agreement or the Plan can be made only in an express written contract executed by a duly authorized officer of the Company.  Notwithstanding anything to the contrary in the Plan or this Award Agreement, the Company reserves the right to revise this Award Agreement as it deems necessary or advisable, in its sole discretion and without the consent of Participant, to comply with Section 409A or to otherwise avoid imposition of any additional tax or income recognition under Section 409A in connection with this Award of Restricted Stock Units.

25. Governing Law; Venue; Severability.  This Award Agreement and the Restricted Stock Units are governed by the internal substantive laws, but not the choice of law rules, of California.  For purposes of litigating any dispute that arises under these Restricted Stock Units or this Award Agreement, the parties hereby submit to and consent to the jurisdiction of the State of  California, and agree that such litigation will be conducted in the courts of Santa Clara County, California, or the United States federal courts for the Northern District of California, and no other courts, where this Award Agreement is made and/or to be performed.  In the event that any provision hereof becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Award Agreement shall continue in full force and effect.

26. Entire Agreement.  The Plan is incorporated herein by reference.  The Plan and this Award Agreement (including the appendices and exhibits referenced herein) constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and Participant with respect to the subject matter hereof, and may not be modified adversely to the Participant’s interest except by means of a writing signed by the Company and Participant.

27. Country Addendum.  Notwithstanding any provisions in this Award Agreement, the Restricted Stock Unit grant shall be subject to any special terms and conditions set forth in an appendix (if any) to this Award Agreement for any country whose laws are applicable to Participant and this Award of Restricted Stock Units (as determined by the Administrator in its sole discretion) (the

“Country Addendum”).  Moreover, if Participant relocates to one of the countries included in the Country Addendum (if any), the special terms and conditions for such country will apply to Participant, to the extent the Company determines that the application of such terms and conditions is necessary or advisable for legal or administrative reasons.  The Country Addendum constitutes part of this Award Agreement.

SILK ROAD MEDICAL, INC.

2019 EQUITY INCENTIVE PLAN

PERFORMANCE STOCK UNIT AGREEMENT

COUNTRY ADDENDUM

TERMS AND CONDITIONS

This Country Addendum includes additional terms and conditions that govern the Award of Restricted Stock Units granted to Participant under the Plan if Participant works in one of the countries listed below.  If Participant is a citizen or resident of a country (or is considered as such for local law purposes) other than the one in which he or she is currently working or if Participant relocates to another country after receiving the Award of Restricted Stock Units, the Company will, in its discretion, determine the extent to which the terms and conditions contained herein will be applicable to Participant.

Certain capitalized terms used but not defined in this Country Addendum shall have the meanings set forth in the Plan, and/or the Performance Stock Unit Agreement to which this Country Addendum is attached.

NOTIFICATIONS

This Country Addendum also includes notifications relating to exchange control and other issues of which Participant should be aware with respect to his or her participation in the Plan.  The information is based on the exchange control, securities and other laws in effect in the countries listed in this Country Addendum, as of [DATE].  Such laws are often complex and change frequently.  As a result, the Company strongly recommends that Participant not rely on the notifications herein as the only source of information relating to the consequences of his or her participation in the Plan because the information may be outdated when Participant vests in the Restricted Stock Units and acquires Shares, or when Participant subsequently sell Shares acquired under the Plan.

In addition, the notifications are general in nature and may not apply to Participant’s particular situation, and the Company is not in a position to assure Participant of any particular result.  Accordingly, Participant is advised to seek appropriate professional advice as to how the relevant laws in Participant’s country may apply to Participant’s situation.

Finally, if Participant is a citizen or resident of a country other than the one in which Participant is currently working (or is considered as such for local law purposes) or if Participant moves to another country after receiving the Award of Restricted Stock Units, the information contained herein may not be applicable to Participant.